Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Polished.com

Brooklyn, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240307, 333-256402 and 333-261919) of our report dated July 31, 2023, with respect to the consolidated financial statements of Polished.com Inc., which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022 and 2021 (As Restated).

We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

July 31, 2023